SEPARATION AGREEMENT

This SEPARATION AGREEMENT (the "Agreement") is made and entered into as of October 9, 2018, by and among GT Biopharma, Inc. (the "Parent"), Georgetown Translational Pharmaceuticals, Inc. (the "Subsidiary," and collectively, the "Companies" and each a "Company"), and Kathleen Clarence-Smith ("Executive" and together with the Companies, the "Parties").

WHEREAS, the Parties entered into an employment agreement dated as of September 1, 2017 (the "Employment Agreement"), and amended the Employment Agreement by entering into the first amendment to the Employment Agreement as of February 14, 2018 (the "Amendment"), for the purpose of defining the Executive's business relationship with the Companies. (Hereinafter the Employment Agreement and the Amendment will jointly be referred to as the "Employment Agreements.");

WHEREAS, the Executive has been serving as an officer, director and employee of the Companies in various capacities pursuant to the Employment Agreements and resolutions of the boards of directors of the Companies; and

WHEREAS, the Parties now desire to sever and otherwise terminate their business relationship as it has existed and replace it with a consulting relationship whereby the Executive's consulting company will be a consultant to the Companies pursuant to the terms and conditions of a Consultant Agreement in the form attached hereto as Exhibit A;

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND PROMISES AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, IT IS MUTUALLY AGREED AS FOLLOWS:

1. **Termination**: Notwithstanding any provisions to the contrary in the Employment Agreements, the Employment Agreements are hereby terminated, effective immediately, and except as otherwise set forth herein, the Parties have no further rights, obligations or responsibilities thereunder.

2. **Resignations**: By her act of signing this Agreement, the Executive resigns, effective immediately, from each and every position she currently holds as an officer and as a director of each of the Companies.

3. **Compensation**: The Executive's termination of employment pursuant to this Agreement shall be considered a Voluntary Termination pursuant to Section 4(a) of the Employment Agreement. Accordingly, the Executive shall receive any salary accrued through the date of this Agreement and shall continue to own and fully retain any stock in the Parent that has been issued to her and which is vested as of the date of this Agreement and any other stock that has not been issued but which she is entitled to receive as of the date of this Agreement, if any.

4. **Consultant Agreement**: The Executive's consulting company and the Companies shall enter into the Consultant Agreement immediately following the execution of this Agreement.

5. **Relinquishment of Rights**: The Executive hereby surrenders and relinquishes any of her rights to or interest in patents and other intellectual property which has been brought to the Companies or developed within the Companies through the date of this Agreement or any proceeds therefrom, and will execute all instruments and documents and take all additional actions as may be reasonably necessary to reflect such surrender and relinquishment now or in the future.

6. **Representations and Warranties**: The Companies and the Executive each represent to the other that she or it has all requisite power and authority to enter into this Agreement and to perform all of her or its obligations hereunder, and that the execution, delivery and performance of this Agreement does not violate any agreements to which she or it is a party. This Agreement will be a valid and binding obligation of each Party, enforceable against her or it in accordance with its terms. The Parties further represent that nothing contained in this Agreement will be construed as an admission of liability by the other, all such liability being specifically denied.

7. **No Announcements; Confidentiality; Non-Disparagement**: Except as otherwise required by law and/or the rules and regulations of the U.S. Securities and Exchange Commission with regard to disclosure, the Companies on the one hand, and the Executive on the other hand, will not make any public announcements concerning this Agreement or the transactions contemplated hereby, without first obtaining the prior written consent of the other, which will not be unreasonably withheld or delayed. Additionally, the Parties will keep the terms of this Agreement confidential and shall not at any time engage in any form of conduct, or make any statements or representations, that disparage or otherwise impair the reputation, goodwill or commercial interests of the other.

8. **No Representations**: The Executive acknowledges that in entering into this Agreement, she has not and is not relying on any representations, warranties or statements by the Companies or its directors, officers, stockholders, employees or agents about the current status of the Companies or its business, intellectual property, technology or any future prospects or opportunities. Similarly, the Companies acknowledge that in entering into this Agreement, it has not and is not relying on any representations, warranties or statements by the Executive or her agents.

9. **Mutual General Releases**:

(a) **Release by the Companies**: The Companies, in consideration for the agreements set forth in this Agreement, hereby release and discharge the Executive and her heirs, executors, administrators, successors and predecessors in interest, and assigns (collectively the "Executive Parties") from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bills, bonds, specialties, contracts, covenants, controversies, agreements, promises, variances, trespasses, judgments, damages, executions, claims and demands whatsoever, in law or equity, which against the Executive Parties, the Companies or its successors and predecessors in interest, parent corporations, subsidiaries, partners, stockholders, members, managers,

associates, directors, officers, employees, attorneys, insurers and assigns, ever had, now have or hereafter can, shall or may, have for, upon, or by reasons of any matter, cause or thing whatsoever from the beginning of the world to the day of the date hereof, except with respect to the obligations created under this Agreement, which obligations are not released.

(b) **Release by Executive**: The Executive, in consideration for the agreements set forth in this Agreement, hereby releases and discharges the Companies and their successors and predecessors in interest, parent corporations, subsidiaries, partners, stockholders, associates, affiliates, directors, officers, employees, attorneys, insurers and assigns (collectively the "Companies Parties") from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bills, bonds, specialties, contracts, covenants, controversies, agreements, promises, variances, trespasses, judgments, damages, executions, claims and demands whatsoever, in law or equity, which against the Companies Parties, the Executive ever had, now have or hereafter can, shall or may, have for, upon, or by reasons of any matter, cause or thing whatsoever from the beginning of the world to the day of the date hereof, except with respect to the obligations created under this Agreement and the Consultant Agreement, which obligations are not released. Notwithstanding the release stated in this subpart (b), and as an exception to it, Executive fully retains any and all rights of indemnification as set forth in the Indemnification Agreement of September 1, 2017, between Parent and Executive, and in the Indemnification Agreement of September 1, 2017, between Subsidiary and Executive. Both Indemnification Agreements survive the execution of this Separation Agreement.

10. **Dispute Resolution**: In the event of any dispute or claim relating to or arising out of this Agreement (including, but not limited to, any claims of breach of contract, wrongful termination or age, sex, race or other discrimination), Executive and the Companies agree that all such disputes shall be fully addressed and finally resolved by binding arbitration conducted by the American Arbitration Association in New York City, in the State of New York in accordance with its National Employment Dispute Resolution rules. In connection with any such arbitration, the Parent shall bear all costs not otherwise borne by a plaintiff in a court proceeding. Each Company agrees that any decisions of the Arbitration Panel will be binding and enforceable in any state that either Company conducts the operation of its business.

11. **Attorneys' Fees**: The prevailing party shall be entitled to recover from the losing party its reasonable attorneys' fees and costs incurred in any action brought to enforce any right arising out of this Agreement, such amounts to be adjudicated and decided as part of such action.

12. **Return of Property**: The Executive agrees to turn over to the Companies any property belonging to the Companies including without limitation documents, copies of documents or other confidential information presently in her possession.

13. **General**:

(a) **Successors and Assigns**: The provisions of this Agreement shall inure to the benefit of and be binding upon the Companies, Executive and each and all of their respective heirs, legal representatives, successors and assigns.

(b) **Amendments; Waivers**: No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of the Parent. No waiver by any Party of any breach of, or of compliance with, any condition or provision of this Agreement by the other Party or Parties shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(c) **Notices**: Any notices to be given pursuant to this Agreement by any Party may be effected by personal delivery or by overnight delivery with receipt requested. Mailed notices shall be addressed to the Parties at the addresses stated below, but each Party may change its or her address by written notice to the other in accordance with this subsection (c). Mailed notices to Executive shall be addressed as follows:

Kathleen Clarence-Smith

CSK Consulting LLC
c/o KM Pharmaceuticals Consulting
1825 K Street, NW
Suite 520
Washington DC. 20007

Mailed notices to the Companies shall be addressed as follows:

Raymond W Urbanski
GT Biopharma, Inc.
310 N Westlake Blvd, Suite 206
Westlake Village, CA 91362

(d) **Entire Agreement**: Subject to the exceptions noted for indemnification in Paragraph 9(b) above, this Separation Agreement constitutes the entire agreement among the Parties regarding the terms and conditions of Executive's provision of services to the Companies and supersedes all prior negotiations, representations or agreements among the Parties, whether written or oral.

(e) **Counterparts**: This Agreement may be executed by the Companies and Executive in counterparts, each of which shall be deemed an original and which together shall constitute one instrument.

(f) **Headings**: Each and all of the headings contained in this Agreement are for reference purposes only and shall not in any manner whatsoever affect the construction or interpretation of this Agreement or be deemed a part of this Agreement for any purpose whatsoever.

(g) **Savings Provision**: To the extent that any provision of this Agreement or any paragraph, term, provision, sentence, phrase, clause or word of this Agreement shall be found to be illegal or unenforceable for any reason, such paragraph, term, provision, sentence, phrase, clause or word shall be modified or deleted in such a manner as to make this Agreement, as so modified, legal and enforceable under applicable laws. The remainder of this Agreement shall continue in full force and effect.

(h) **Construction**: The language of this Agreement and of each and every paragraph, term and provision of this Agreement shall, in all cases, for any and all purposes, and in any and all circumstances whatsoever be construed as a whole, according to its fair meaning, not strictly for or against Executive or the Companies, and with no regard whatsoever to the identity or status of any person or persons who drafted all or any portion of this Agreement.

(i) **Further Assurances**: From time to time, at the Companies' request and without further consideration, Executive shall execute and deliver such additional documents and take all such further action as reasonably requested by the Companies to be necessary or desirable to make effective, in the most expeditious manner possible, the terms of this Agreement and to provide adequate assurance of Executive's due performance hereunder.

(i) **Governing Law**: Executive and the Companies agree that this Agreement shall be interpreted in accordance with and governed by the laws of the State of Delaware.

(j) **Board Approval**: Each Company warrants to Executive that the Board of Directors of such Company has ratified and approved this Agreement, and that the Parent will cause the appropriate disclosure filing to be made with the Securities and Exchange Commission in a timely manner.

(k) **Legal Advice**: The Executive specifically acknowledges that she has had adequate time to reflect on the advisability of this action, has read this document, had the assistance of legal counsel with respect hereto, and has entered into this Agreement voluntarily.

[*Signature page follows*]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date written below.

EXECUTIVE:

Date: October 9, 2018

By: Kathleen Clarence-Smith

GT BIOPHARMA, INC.:
(which execution is also the act of Subsidiary)

Date: October 9, 2018

By: Raymond W Urbanski